EXHIBIT 99.3

TPT Global Tech Announces Plans to Restate Financial Statements and Files 8-K Report

Topic: Regulatory

Monday, 09 December 2024 12:00 PM

SAN DIEGO, CA / ACCESSWIRE / December 9, 2024 / TPT Global Tech, Inc. (the "Company"), a technology and telecommunications company, announced today its intention to restate certain previously issued financial statements. This decision follows a comprehensive review by the Company's management, and independent registered public accounting firm, Sadler, Gibb & Associates, LLC. Alongside this announcement, the Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission (SEC) to provide further details.

The restatement pertains to the Company's unaudited condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the periods ended September 30, 2023, March 31, 2024, and June 30, 2024, as well as the Annual Report on Form 10-K for the year ended December 31, 2023. The amended filings, addressing identified errors, are expected to be submitted by December 25, 2024.

"Filing the 8-K demonstrates our commitment to transparency and adherence to regulatory requirements as we work to provide accurate and reliable financial reporting," said Stephen J. Thomas III, CEO of TPT Global Tech. "This restatement reflects our dedication to maintaining the trust of our shareholders and stakeholders. While such steps can be challenging, they are vital to ensuring a strong foundation for our strategic goals, including our planned uplisting to a major exchange."

The restatement stems from a reevaluation of a financial agreement executed on July 31, 2023. The agreement, involving the conversion of outstanding debt into Series E Preferred Stock or equivalent equity securities, was determined to modify the debt and created a derivative liability valued at $821,555. This liability and its related expenses will be accurately reflected in the restated financial statements.

Management has concluded that the errors do not alter its previous evaluations regarding the effectiveness of the Company's disclosure controls and procedures.

"Our focus remains on delivering value to our stakeholders," added Thomas. "Filing the 8-K and announcing these restatements reaffirm our commitment to operational integrity, transparency, and future growth."

The Company encourages stakeholders to review the 8-K filing, its SEC disclosures, and website for additional updates.

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.

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